                                                              Exhibit 10.19


                             LICENSE AGREEMENT
                                NO. W 960625



              ANTIGENIC COMPOSITIONS AND METHODS FOR USING SAME




                         PROGENICS PHARMACEUTICALS


                                    AND


                              THE REGENTS OF THE
                           UNIVERSITY OF CALIFORNIA



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                                LICENSE AGREEMENT
                                   No. W 960625
                                TABLE OF CONTENTS



ARTICLE                                                            PAGE NUMBER
-------                                                            -----------


RECITALS ...............................................................1

     1. DEFINITIONS ....................................................1
     2. GRANT ..........................................................2
     3. SUBLICENSES ....................................................3
     4. CONSIDERATION ..................................................3
     5. ROYALTIES ......................................................3
     6. DILIGENCE ......................................................4
     7. PATENT FILING, PROSECUTION AND MAINTENANCE .....................5
     8. PATENT INFRINGEMENT ............................................6
     9. PROGRESS AND ROYALTY REPORTS ...................................7
    10. BOOKS AND RECORDS ..............................................7
    11. LIFE OF THE AGREEMENT ..........................................7
    12. TERMINATION BY THE REGENTS .....................................8
    13. TERMINATION BY PROGENICS .......................................8
    14. DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION ......8
    15. PATENT MARKING .................................................9
    16. USE OF NAMES AND TRADEMARKS ....................................9
    17. LIMITED WARRANTY ...............................................9
    18. INDEMNIFICATION ...............................................10
    19. NOTICES .......................................................10
    20. ASSIGNABILITY .................................................11
    21. LATE PAYMENTS .................................................11
    22. WAIVER ........................................................11
    23. FAILURE TO PERFORM ............................................11
    24. GOVERNING LAWS ................................................11
    25. GOVERNMENT APPROVAL OR REGISTRATION ...........................12
    26. EXPORT CONTROL LAWS ...........................................12
    27. PREFERENCE FOR UNITED STATES INDUSTRY .........................12
    28. FORCE MAJEURE .................................................12
    29. ARBITRATION ...................................................12
    30. CONFIDENTIALITY ...............................................12
    31. MISCELLANEOUS .................................................13

                                     LICENSE AGREEMENT
                                        No. W 960625


This Agreement is made and is effective this 25th day of June 1996, (the "Effective Date") between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("The Regents"), a California corporation having its corporate offices located at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, acting through its offices located at Box 951525, 405 Hilgard Avenue, Los Angeles, California 90095-1525, and PROGENICS PHARMACEUTICALS, INC. ("Progenics"), a corporation having a principal place of business at Old Saw Mill River Road, Tarrytown, NY 10591.

RECITALS

WHEREAS, a certain invention (the "Invention"), generally characterized as "Antigenic Compositions and Methods for Using Same" (U.S. Case No. 92-078-01), was made in the course of research at the University of California, Los Angeles by Reiko Irie, Tadashi Tai, Donald L. Morton, James
C. Paulson and Leslie Cahan, and is covered by Regents' Patent Rights as defined below;

WHEREAS, the Invention was developed with United States Government funds, and The Regents granted a royalty-free nonexclusive license to the United States Government on January 18, 1983, as required under 35 U.S.C. Section 201-212;

WHEREAS, Progenics is a "small business firm" as defined in 15 U.S.C.
Section 42; and

WHEREAS, The Regents wishes that Regents' Patent Rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

The parties agree as follows:

1. DEFINITIONS

    1.1 "Regents' Patent Rights" means patent rights to any subject matter claimed in or covered by the patent entitled "Antigenic Compositions and Methods for Using Same", U.S. patent no. 4,557,931 (filed December 10, 1985), assigned to The Regents (UCLA Case No. LA92-078-01), including reissues and reexaminations.

   1.2 "Licensed Product" means any article, composition, apparatus, substance, chemical, or any other material covered by Regents'
           Patent Rights or whose manufacture, use or sale would constitute an infringement of any claim within Regents' Patent Rights, or any service, article, composition, apparatus, chemical, substance, or any other material made, used, or sold by or utilizing or practicing a Licensed Method.

   1.3 "Licensed Method" means any process or method which is covered by Regents' Patent Rights or whose use or practice would constitute an infringement of any claim within Regents' Patent Rights.



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    1.4    The "Licensed Field" shall mean all fields of use.

    1.5 "Affiliate" means any corporation or other business entity in which Progenics owns or controls, directly or indirectly, at least 50% of the outstanding stock or other voting rights entitled to elect directors. In any country where the local law does not permit foreign equity participation of at least 50%, then "Affiliate" means any company in which Progenics owns or controls, directly or indirectly, the maximum percentage of outstanding stock or voting rights that is permitted by local law.

    1.6 "First Commercial Sale" means the first sale of any Licensed Product by Progenics or any Affiliate or Sublicensee, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made. When governmental approval is not required, "First Commercial Sale" means the first sale in that country.

    1.7    [***]







    1.8 "Sublicensee" means any third party sublicensed by Progenics to make, have made, use, sell, or have sold any Licensed Product or to practice any Licensed Method.

    1.9    [***]













2. GRANT

    2.1 The Regents hereby grants to Progenics an exclusive license (the "License") under Regents' Patent Rights, in jurisdictions where Regents' Patent Rights exist, to make, have made, use, sell, have sold and offer to sell Licensed Products and to practice Licensed Methods in the Licensed Field.

    2.2 The License is subject to all the applicable provisions of any license to the United States Government executed by The Regents. The License is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. Section 201-212.

    2.3 The Regents expressly reserves the right to use Regents' Patent Rights and associated technology for educational, research and clinical purposes and for any other purpose that is not inconsistent with the rights granted to Progenics in this Agreement.


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3. SUBLICENSES

    3.1 The Regents also grants to Progenics the right to issue exclusive or nonexclusive sublicenses ("Sublicenses") to third parties to make, have made, use, sell, and have sold Licensed Products and to practice Licensed Methods in any jurisdiction under which Progenics has exclusive rights under this Agreement. All Sublicenses will be subject to the rights of The Regents under this Agreement. Sublicenses will also be subject to the rights of the United States Federal Government under 35 U.S.C. Section 201-212.

    3.2    Progenics must pay to The Regents [***]

    3.3 Progenics must provide to The Regents a copy of each Sublicense within 30 days of execution, and a copy of all information submitted to Progenics by Sublicensee relevant to the computation of the payments due to The Regents under this Article 3.

    3.4 If this Agreement is terminated for any reason, all outstanding Sublicenses will be assigned by Progenics to The Regents. The Sublicenses will remain in full force and effect with The Regents as the licensor or sublicensor instead of Progenics, but the duties of The Regents under the assigned Sublicenses will not be greater than the duties of The Regents under this Agreement, and the rights of The Regents under the assigned Sublicenses will not be less than the rights of The Regents under this Agreement, including all financial consideration and other rights of The Regents.

4. CONSIDERATION

    4.1    In consideration for the License, Progenics will pay to The Regents
           [***]           within 30 days of the Effective Date. This fee is
           nonrefundable and is not an advance against royalties.

    4.2    Progenics must pay to The Regents [***]          beginning on the
           one-year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date. The maintenance fee will not be due and payable on any anniversary date of the Effective Date if on that date Progenics is commercially selling a Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product.
           The license maintenance fees are non-refundable and are not an advance against royalties.

5. ROYALTIES

    5.1 Progenics must pay to The Regents for sale of Licensed Product(s) sold by Progenics or its Affiliates an earned royalty of [***]


    5.2 Paragraphs 1. 1, 1.2 and 1.3 define Regents' Patent Rights, Licensed Products and Licensed Methods so that royalties are payable on products covered by issued patents. Royalties accrue for the duration of this Agreement.


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    5.3    Progenics must pay royalties owed to The Regents on a quarterly basis. Progenics must pay the royalties within two months of the end of the calendar quarter in which the royalties accrued.

    5.4 All monies due The Regents must be paid in United States funds. When Licensed Products are sold for monies other than United States dollars, the royalties will first be determined in the foreign currency of the country in which those Licensed Products were sold and, second, converted into equivalent United States funds. Progenics must use the exchange rate established by the Bank of America in San Francisco, California on the last day of the calendar quarter.

    5.5 Any tax for the account of The Regents required to be withheld by Progenics under the laws of any foreign country must be promptly paid by Progenics for and on behalf of The Regents to the appropriate governmental authority. Progenics will use its best efforts to furnish The Regents with proof of payment of any tax. Progenics is responsible for all bank transfer charges. All payments made by Progenics in fulfillment of The Regents' tax liability in any particular country will be credited against fees or royalties due
           The Regents for that country.

    5.6 If legal restrictions in any country prevent the prompt remittance by Progenics of some or all royalties, then Progenics will have the right and option to make those payments by depositing them in local currency to The Regents' account in a bank or other depository in that country. If the royalties still cannot be returned to the United States after one year of good-faith efforts by The Regents to recover them, Progenics will be responsible for payment in the United States.

    5.7 If any patent or any claim included in Regents' Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct from it will cease as of the date of that final decision. Progenics will not, however, be relieved from paying any royalties that accrued before that decision or that are based on another patent or claim not involved in that decision.

    5.8 If Progenics transfers Licensed Products for end-use to itself or an Affiliate or Sublicensee, that transfer is considered a sale at list price, and Progenics must pay a royalty in accordance with this
           Article 5 (Royalties). If Progenics sells a Licensed Product to an Affiliate or Sublicensee at a price lower than that customarily charged to an unrelated third party, the royalties paid to The Regents will be based on the Net Sales of Licensed Products by the Affiliate or Sublicensee to their customers.

6. DILIGENCE

    6.1 Upon the execution of this Agreement, Progenics must diligently proceed with the development, manufacture and sale ("Commercialization") of Licensed Products and must earnestly and diligently endeavor to market them within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands for them.

    6.2 Progenics must endeavor to obtain all necessary governmental approval for the Commercialization of Licensed Products.


                                     4


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     6.3   The Regents has the right and option to terminate this Agreement if
           Progenics fails to perform any of the terms in this Paragraph 6.3. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant).

           [***]












    6.4 To exercise its right under Paragraph 6.3 to terminate this Agreement, The Regents must give Progenics written notice of the deficiency. Progenics thereafter has 60 days to cure the deficiency or to request arbitration. If The Regents does not receive within the 60 days either a written request for arbitration or satisfactory tangible evidence that Progenics has cured the deficiency, then The Regents may, at its option, terminate this Agreement by giving written notice to Progenics.

    6.5 Progenics has the sole discretion for making all decisions as to how to commercialize any Licensed Product.

7. PATENT FILING, PROSECUTION AND MAINTENANCE

    7.1 The Regents will maintain the patents comprising Regents' Patent Rights. These patents will be held in the name of The Regents and will be maintained with counsel of The Regents' choice. The Regents must provide Progenics with copies of each patent request for terminal disclaimer, and request for reissue or reexamination of any patent under Regents' Patent Rights. The Regents will consider any comments or suggestions by Progenics. The Regents is entitled to take action to preserve rights and minimize costs whether or not Progenics has commented.

    7.2 Progenics will bear all costs incurred during the term of this Agreement in the maintenance of patents in Regents' Patent Rights. Progenics will reimburse The Regents for the maintenance fees for the Patent and the reasonable attorney's fees for services in connection with the payment of the maintenance fees. Progenics must send payment to The Regents within 30 days of Progenics's receipt of an invoice.

    7.3 Progenics' obligation to underwrite and to pay all United States patent costs will continue for as long as this Agreement remains in effect. Progenics may terminate its obligations with respect to any given patent upon three months written notice to The Regents. The Regents will use its best efforts to curtail patent costs chargeable to Progenics under this Agreement after this notice is received from Progenics. The Regents may continue prosecution or maintenance of these application(s) or patent(s) at its sole discretion and expense, and Progenics will have no further rights or licenses to them.

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    7.4    The Regents will use its best efforts to not allow any Regents'
           Patent Rights for which Progenics is licensed and is underwriting the costs of to lapse or become abandoned without Progenics' authorization or reasonable notice. The Regents must notify Progenics 90 days prior to the proposed abandonment. Within 30 days after receipt of the notice, Progenics must, in writing, either (a) concur in the abandonment or (b) elect to assume responsibility for the prosecution and maintenance of all Patent Rights that The Regents proposes to abandon. Lack of written response to The Regents within 30 days will constitute concurrence.

8. PATENT INFRINGEMENT

    8.1 In the event that Progenics learns of the substantial infringement of any patent in Regents' Patent Rights, Progenics will inform The Regents in writing and will provide The Regents with reasonable evidence of the infringement. During the period and in a jurisdiction where Progenics has exclusive rights under this Agreement, neither party will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining consent of the other party, which consent must not be unreasonably denied. Both parties will use their best efforts to cooperate to terminate the infringement without litigation.

    8.2 Progenics may request that The Regents take legal action against the infringement of Regents' Patent Rights. This request must be in writing and must include reasonable evidence of the infringement and the damages to Progenics. If the infringing activity has not been abated within 90 days following the effective date of the request, The Regents has the right to (a) commence suit on its own account or
           (b) refuse to participate in a suit. The Regents must give notice of its election in writing to Progenics by the end of the 100th day after receiving notice of the request from Progenics. Progenics may thereafter bring suit for patent infringement in its own name if and only if The Regents elected not to commence suit and if the infringement occurred during the period and in a jurisdiction where the third party had allegedIy infringed Progenics's exclusive rights under this Agreement. However, in the event Progenics elects to bring suit in accordance with this Paragraph 8.2, The Regents may thereafter join the suit at its own expense. Progenics has the right to join any litigation brought by The Regents at Progenics's cost and expense and with counsel of Progenics's choice.

    8.3 Any legal action will be at the expense of the party that brings the suit and, with the exception of Paragraph 8.5, all recoveries will belong to that party. Legal action brought jointly by The Regents and Progenics and fully participated in by both, however, will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expense paid by each party.

    8.4 Each party must cooperate with the other in litigation proceedings instituted under this Article but at the expense of the party who brings the suit. The litigation will be controlled by the party bringing the suit, although The Regents may be represented by counsel of its choice if The Regents joins a suit brought by Progenics.

    8.5 If Progenics undertakes the enforcement or defense of any Regents' Patent Rights by litigation, any recovery of damages by Progenics will be applied first toward Progenics's unreimbursed expenses and legal fees relating to the suit. Progenics will retain the balance of the recovery but will pay The Regents [***]


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9. PROGRESS AND ROYALTY REPORTS

    9.1 Beginning January 31, 1997, Progenics must submit to The Regents semiannual progress reports covering Progenics's activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. These progress reports must be made for each Licensed Product until its First Commercial Sale.

    9.2 The progress reports submitted under Paragraph 9.1 must include the following topics:

           9.2(a) Summary of work completed.

           9.2(b) Key scientific discoveries.

           9.2(c) Summary of work in progress.

           9.2(d) Current schedule of anticipated events or milestones.

           9.2(e) Market plans for introduction of Licensed Products.

           9.2(f) A summary of resources (dollar value) spent in the reporting period.

    9.3. Progenics must notify The Regents if Progenics or any of its Sublicensees or Affiliates ceases to be a small entity (as defined by the United States Patent and Trademark Office) under the provisions of 35 U.S.C. Section 41(h).

    9.4 Progenics must report the date of the First Commercial Sale in the royalty report immediately following that Sale.

    9.5 After the First Commercial Sale of each Licensed Product, Progenics must make quarterly royalty reports to The Regents by February 28, May 31, August 31 and November 30 of each year (i.e., within two months from the end of each calendar quarter). Each royalty report must cover Progenics's most recently completed calendar quarter and must show:

           9.5(a) Gross sales and Net Sales of any Licensed Product.

           9.5(b) Number of each type of Licensed Product sold.

           9.5(c) Royalties payable to The Regents.

    9.6 Progenics must state in its royalty report if it had no sales of any Licensed Product.

10. BOOKS AND RECORDS

    10.1 Progenics must keep accurate books and records of all Licensed Products manufactured, used or sold. Progenics must preserve these books and records for at least five years from the date of the royalty payment to which they pertain.

    10.2 The Regents' representatives or agents are entitled to inspect these books and records at reasonable times. The Regents will pay the fees and expenses of these inspections. If an error favoring Progenics of more than 5% of the total annual royalties is discovered, then Progenics will pay the fees and expenses of these inspections.

11. LIFE OF THE AGREEMENT


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    11.1   Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement is in force from the Effective Date recited on page one and remains in effect for the life of the last-to-expire patent in Regents' Patent Rights.

    11.2 Upon termination of this Agreement, Progenics will have no further right to make, have made, use or sell any Licensed Product except as provided in Article 14 (Disposition of Licensed Products on Hand Upon Termination).

    11.3 Any expiration or termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

           Article 10 Books and Records.
           Article 14 Disposition of Licensed Products on Hand upon Termination.
           Article 16 Use of Names and Trademarks.
           Article 18 Indemnification.
           Article 23 Failure to Perform.

12. TERMINATION BY THE REGENTS

    12.1 If Progenics violates or fails to perform any material term or covenant of this Agreement, then The Regents may give written notice of the default ("Notice of Default") to Progenics. If Progenics does not repair the default within 90 days after the effective date of the Notice of Default, then The Regents has the right to terminate this Agreement and the License by a second written notice ("Notice of Termination") to Progenics. If The Regents sends a Notice of Termination to Progenics, then this Agreement automatically terminates on the effective date of this notice. Termination does not relieve Progenics of its obligation to pay any royalty or fees owing at the time of termination and does not impair any accrued right of The Regents.

    12.2 The provisions of Article 6 (Diligence), and not Paragraph 12.1, will apply to termination for lack of diligence.

13. TERMINATION BY LICENSEE

    13.1 Progenics has the right at any time to terminate this Agreement in whole or with respect to any portion of Regents' Patent Rights by giving written notice to The Regents. This notice of termination will be subject to Article 19 (Notices) and will be effective 90 days after the effective date of the notice.

    13.2 Any termination in accordance with Paragraph 13.1 does not relieve Progenics of any obligation or liability accrued prior to termination. Nor does termination rescind anything done by Progenics or any payments made to The Regents prior to the effective date of termination. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14. DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION


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

   14.1 Upon termination of this Agreement, Progenics will have the right to dispose of all previously made or partially made Licensed Products, but no more, within a period of six months. But Progenics must submit royalty reports on the sale of these Licensed Products and must pay royalties at the rate and at the time provided in this Agreement.

15. PATENT MARKING

   15.1 Progenics and their Sublicensees must mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

16. USE OF NAMES AND TRADEMARKS

   16.1 Neither party is permitted to use any name, trade name, trademark or other designation of the other party or its employees (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activity. Unless required by law, Progenics is expressly prohibited from using the name "The Regents of the University of California" or the name of any campus of the University of California.

17. LIMITED WARRANTY

   17.1 The Regents warrants that it has the lawful right to grant this license to Progenics.

   17.2 This License and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

   17.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCTS OR THE USE OR THE PRACTICE OF LICENSED METHODS.

   17.4    Nothing in this Agreement will be construed as:

           17.4(a) A warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights.

           17.4(b) A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties.

           17.4(c) An obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 8 (Patent Infringement).


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

           17.4(d) Conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights.

           17.4(e) An obligation to furnish any know-how not provided in Regents' Patent Rights.

18. INDEMNIFICATION

   18.1 Progenics must indemnify, hold harmless and defend The Regents, its officers, employees, and agents, the inventors of the patents and patent applications in Regents' Patent Rights and their respective employers from and against any and all liability, claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this License.

   18.2 Progenics, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

           18.2(a) Each occurrence                                   [***]
           18.2(b) Products/completed operations aggregate           [***]
           18.2(c) Personal and advertising injury                   [***]
           18.2(d) General aggregate (commercial form only)          [***]


   18.3 Progenics expressly understands, however, that the coverages and limits in Paragraph 18.2 do not in any way limit the Progenics's liability. Progenics must furnish The Regents with certificates of insurance evidencing compliance with all requirements. Progenics is not required to insure its activities pertaining to the products' liability risks until it begins to use Licensed Products in human subjects. Progenics's insurance must:

          18.3(a) Provide for 30-day advance written notice to The Regents of any modification.

          18.3(b) Indicate that The Regents of the University of California is endorsed as an Insured under the coverages listed in Paragraph 18.2.

          18.3(c) Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

19. NOTICES

   19.1 Any notice or payment required to be given to either party must be sent to the respective address given below and is effective: (a) on the date of delivery if delivered in person, (b) five days after mailing if mailed by first-class certified mail, postage paid, or
           (c) on the next business day if sent by overnight delivery. Either party may change its designated address by written notice.

           For Licensee:           PROGENICS PHARMACEUTICALS. INC.
                                   777 Old Saw Mill River Road
                                   Tarrytown, NY 10591
                                   (914) 789-2800



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                                   Attention: Joel Sendek

           For The Regents:        The Regents of the University of California
                                   Business Research Partnerships
                                   Box 951525, 1106 Ueberroth Building
                                   University of California, Los Angeles
                                   Los Angeles, California 90095-1525


                                   Attention: Fredrica S. Reiter

                                   VIA OVERNIGHT DELIVERY:
                                   The Regents of the University of California
                                   Business Research Partnerships
                                   Box 951525, 1106 Ueberroth Building
                                   University of California, Los Angeles
                                   Los Angeles, California 90095-1525


                                   Attention: Fredrica S. Reiter


20. ASSIGNABILITY

   20.1 This Agreement is binding upon and inures to the benefit of The Regents, its successors and assigns. But it is personal to Progenics and assignable by Progenics only with the written consent of The Regents, which consent may not be unreasonably withheld. The consent of The Regents will not be required if the assignment is in conjunction with the transfer of all or substantially all of the business of Progenics to which this license relates.

21. LATE PAYMENTS

   21.1 For each royalty payment or fee not received by The Regents when due, Progenics must pay to The Regents a simple interest charge of [***] per annum to be calculated from the date payment was due until it was actually received by The Regents.

22. WAIVER

   22.1 The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.

23. FAILURE TO PERFORM

   23.1 If either party takes legal action against the other because of a failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

24. GOVERNING LAWS


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[***] Confidential Treatment Requested

   24.1 THIS AGREEMENT IS TO BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

25. GOVERNMENT APPROVAL OR REGISTRATION

   25.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Progenics will assume all legal obligations to do so. Progenics will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Progenics will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

26. EXPORT CONTROL LAWS

    26.1 Progenics must observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

27. PREFERENCE FOR UNITED STATES INDUSTRY

   27.1 Because this Agreement grants an exclusive right to a particular use of the Invention, Progenics must manufacture in the United States any products embodying this Invention or produced through the Invention's use to the extent required by 35 U.S.C. Section 201-212.

28. FORCE MAJEURE

   28.1 The parties will be excused from any performance required under this Agreement if performance is impossible or unfeasible due to any catastrophe or other major event beyond their reasonable control, including war, riot, or insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events abate, the parties' respective obligations will resume.

29. ARBITRATION

   29.1 At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of this Agreement
           (Article 6) will be settled by arbitration conducted in Los
           Angeles, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the Arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction.

30. CONFIDENTIALITY

    30.1 If either party discloses confidential information to the other party, the disclosing party will designate this information as confidential by appropriate legend or instruction, and the receiving party will:


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


           30.1(a) Use the same degree of care to maintain the secrecy of the confidential information as it uses to maintain the secrecy of its own information of like kind.

           30.1(b) Use the confidential information only to accomplish the purposes of this Agreement.

   30.2 Neither party will disclose confidential information received from the other party except to its employees, customers, distributors and other agents who are bound to it by similar obligations of confidence and only as required to accomplish the purposes of this Agreement.

   30.3 Neither party will have any confidentiality obligation with respect to the confidential information belonging to or disclosed by the other party that:

           30.3(a) The receiving party can demonstrate by written records was previously known to it.

           30.3(b) The receiving party lawfully obtained from sources under no obligation of confidentiality.

           30.3(c) Is or becomes publicly available other than through an act or omission of the receiving party or any of its employees.

           30.3(d) Is required to be disclosed under the California Public
                   Records Act or other requirement of law.

   30.4 The provisions of this Article 30 will continue in effect for five years after expiration or termination of this Agreement.

31. MISCELLANEOUS

   31.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

   31.2 This Agreement is not binding upon the parties until it has been signed below on behalf of each party, in which event it becomes effective as of the date recited on page one.

   31.3 No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by each party.

   31.4 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

   31.5 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable as long as a party's rights under this Agreement are not materially affected. In lieu of the unenforceable provision, the parties will substitute or add as part of this Agreement a provision that will be as similar as possible in economic and business objectives as was intended by the unenforceable provision.


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


Both The Regents and Progenics have executed this Agreement in duplicate originals by their authorized offficers on the dates written below:


PROGENICS PHARMACEUTICALS, INC.                   THE REGENTS OF THE UNIVERSITY
                                                  OF CALIFORNIA


By /s/ PAUL J. MADDON                             By /s/ FREDRICA S. REITER
---------------------                             -------------------------
    Signature                                            Signature


Name  Paul J. Maddon, M.D., Ph.D.                  Name   Fredrica S. Reiter
      --------------------------

Title Chairman and CEO                            Title   Licensing Associate
      ----------------

Date  September 10, 1996                          Date    9-6-96
      ------------------


                                                  THE REGENTS OF THE UNIVERSITY
                                                  OF CALIFORNIA

                                                  By /s/ EMILY E. WALDRON
                                                     --------------------
                                                           Signature

                                                  Name     Emily E. Waldron

                                                  Title    Licensing Associate

                                                  Date     9-6-96



           Approval as to legal form: /s/ HOWARD B. SCHECKMAN          9/9/96
                                      -----------------------          -------
                                          Howard B. Scheckman          Date
                                          Assistant Resident Counsel
                                          Office of Technology Transfer
                                          University of California




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